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[DTE ENERGY LETTERHEAD]

INVESTOR RELATIONS UPDATE                                        JUNE 4, 2001
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DTE ENERGY TO HOST WEBCAST OF DIVERSIFIED GROWTH CONFERENCE

Detroit, Michigan, June 4 - DTE Energy will be hosting a webcast of its Diversified Growth Conference on June 7th, 2001. During daylong presentations, DTE Energy's senior executives will present detailed information about the changing industry and DTE Energy's transformation into a premier full-service energy and technology company. Projected earnings guidance for the company will also be provided. The meeting will be webcast live at http://investors.dteeenergy.com/analysts2001, starting at 8:00am (EST). Please log on 15 minutes prior to the beginning of the presentations.

Tony Earley, chairman and chief executive officer of DTE Energy, will kick-off the day with a strategic overview of the new DTE Energy. In addition, other members of DTE Energy's senior management team will outline the company's strategies in the merchant energy, natural gas and distributed generation businesses, as well as the company's financial and operating goals.

Please contact 313.235.8030 if you need assistance connecting to the webcast. An archive of the webcast and presentations delivered during the conference also will be available on the site. The webcast will be archived until July 2nd, 2001.

Information about DTE Energy is available at http://www.dteenergy.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties including, but not limited to, those that are discussed in the most recent SEC filings by DTE Energy and its affiliates (including Detroit Edison, Michigan Consolidated Gas, DTE Enterprises, [formerly MCN Energy], and Detroit Edison Securitization Funding LLC). The statements contained in this presentation are based upon the company's current estimates, but actual results may differ materially.

SOURCE: DTE Energy Co.


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